SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):      September 29, 1995

                     GOOD TIMES RESTAURANTS INC.
     (Exact name of Registrant as specified in its charter)


      Nevada              0 18590             84-1133368
(State or other jurisdiction  (Commission             (I.R.S. Employer
of incorporation)              File No.)               Identification No.)



       8620 Wolff Court, Suite 330, Westminster, CO 80030
  (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:   (303) 427-4221



(Former name, former address and former fiscal year, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On September 29, 1995, Good Times Restaurants Inc. (the "Company") completed the sale of 100% of the stock of Round The Corner Restaurants, Inc. ("RTC"), its wholly-owned subsidiary, to a private investor and members of RTC's management team. The Company received $100,000 in cash at closing and a secured note in the principal amount of $200,000 (subject to adjustment as per the Acquisition Agreement) bearing interest at 2% below the prime lending rate and payable in 40 equal consecutive quarterly installments of principal and interest based on an 80-quarter amortization schedule, with a balloon payment due on September 30, 2005. In addition, substantially all existing RTC liabilities were assumed by the purchaser. The Company will defer a $98,000 gain on the sale.

Item 7.  Financial Statements and Exhibits.

     Exhibits.

     10.1 Acquisition Agreement dated August 11, 1995, between
          Good Times Restaurants Inc. and Hot Concepts Management
          Group, LLC.

     10.2 Letter Agreement dated September 19, 1995, amending the
          Acquisition Agreement referred to in Exhibit 10.1.


                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    GOOD TIMES RESTAURANTS INC.




Date:               By:
                       Thomas A. Gordon, Executive Vice President
                              and Chief Financial Officer